Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made as of March 26, 2012 by and among WESTELL TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), WESTELL, INC., an Illinois corporation (“Westell”), TELTREND LLC, a Delaware limited liability company (“Teltrend, Technologies, Westell and Teltrend being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank (the “Lender”).

RECITALS

A. The Lender, the Borrowers and Conference Plus, Inc., a Delaware corporation (“CPI”) entered into a Credit Agreement dated as of March 5, 2009, as heretofore amended (as so amended, the “Credit Agreement”).

B. Pursuant to that certain Consent, Partial Release of Security Interest, Termination of Security Interest and Release of Guaranty dated as of December 31, 2011, the Lender, inter alia, consented to the sale by Technologies of 100% of the outstanding capital stock of CPI.

B. The parties to the Credit Agreement desire to enter into this Amendment for the purpose of deleting CPI as a Borrower thereunder and amending certain other provisions of the Credit Agreement.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2. Amendments. Upon satisfaction of the conditions precedent hereinafter set forth, the Credit Agreement shall be amended as follows:

2.1 The definitions of “Applicable Margin” and “Termination Date” contained in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Applicable Margin means, for any day, -.25% per annum in the case of Base Rate Loans and 2.25% per annum in the case of LIBOR Loans.

Termination Date means the earlier to occur of (a) March 31, 2013 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

2.2 The last sentence of Section 10.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

“All such inspections or audits by the Lender shall be at the Borrowers’ expense, provided that so long as no Event of Default or Unmatured Event of Default exists, (a) such inspections or audits shall only be conducted during normal business hours and (b) the Borrowers shall not be required to reimburse the Lender for inspections or audits more frequently than one time each Fiscal Year, further provided that the Borrowers shall have no reimbursement obligations under this clause (b) if Revolving Outstandings have not exceeded $3,000,000 during such Fiscal Year.”

2.3 Section 11.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

“11.14. Financial Covenants

11.14.1 Tangible Net Worth. Not permit Tangible Net Worth as of the last day of any Fiscal Quarter to be less than (a) $60,000,000 for any Fiscal Quarter during which Revolving Outstandings are $0 at all times and (b) $150,000,000 for any Fiscal Quarter during which Revolving Outstandings are, or after giving effect to any request for a Loan or Letter of Credit hereunder would be, greater than $0.

11.14.2 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year during which Revolving Outstandings are, or after giving effect to any request for a Loan or Letter of Credit hereunder, would be, greater than $0, to exceed $10,000,000 for such Fiscal Year, it being understood and agreed that during any Fiscal Year in which Revolving Outstandings are $0, this Section 11.14.2 shall not restrict the amount of Capital Expenditures which may be made by the Loan Parties during such Fiscal Year.”

2.4 The Credit Agreement is hereby amended by deleting Conference Plus, Inc. as a Borrower thereunder.

3. Representations and Warranties. To induce the Lender to execute this Amendment, each Borrower represents and warrants to the Lender as follows:

3.1 Each Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

3.2 The execution, delivery and performance by the Borrowers of this Amendment do not and will not (i) require any consent or approval of any Person (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Borrower or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Borrower or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Borrower other than Liens in favor of the Lender.

3.3 This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

3.4 The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

3.5 No Unmatured Event of Default or Event of Default has occurred and is continuing.

4. Affirmation. Except as expressly amended hereby, the Credit Agreement is and shall continue in full force and effect and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

5. Costs and Expenses. The Borrowers agree to pay or reimburse the Lender within five (5) Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by the Lender in connection with the preparation, negotiation and delivery of this Amendment.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be effective as delivery for an original counterpart.

7. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8. Conditions to Amendment. This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Lender:

8.1 Amendment. The Borrowers shall have executed and delivered to the Lender this Amendment.

8.2 Other. The Lender shall have received such other documents as the Lender shall reasonably request.

9. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

Signature pages follow

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:

WESTELL TECHNOLOGIES, INC., as a Borrower and Borrower Representative

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	Sr. VP and CFO

WESTELL, INC., as a Borrower

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	Sr. VP and CFO

TELTREND LLC, as a Borrower

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	Sr. VP and CFO

Fourth Amendment Signature Page

LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Matthew S. Massa
Name:	Matthew S. Massa
Title:	Managing Director

Fourth Amendment Signature Page